UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2013

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On December 16, 2013, NiSource Inc. (the “Company”) announced that Jimmy D. Staton has decided to retire and resigned from his position as Executive Vice President and Group CEO of the Columbia Pipeline Group business unit, as well as any other positions as an officer, manager or board member of the Company or any affiliate, effective December 31, 2013. In connection with his resignation from the Company, the Company and Mr. Staton entered into a letter agreement on December 12, 2013 (the “Agreement”), the material terms of which are described below.
The Agreement provides that Mr. Staton will continue to serve as a full-time, active employee of the Company until March 31, 2014 or his earlier termination for cause by the Company or voluntary departure (the “Separation Date”). Until the Separation Date, Mr. Staton will continue to receive his current annual base salary and will remain eligible to participate in the Company’s benefit plans and incentive plans, including the 2013 Incentive Plan. Any equity grants awarded under the Company’s 1994 Long-Term and 2010 Omnibus Incentive Plans that have not vested as of the Separation Date will be forfeited.
The Agreement provides for Mr. Staton to deliver a customary release of claims arising prior to the date of the release and contains his agreements not to compete with the Company in certain industries and not to solicit any senior employee of the Company through December 31, 2015. The Agreement provides for Mr. Staton to receive a payment of $100,000 in consideration of his release, payable on the later of the expiration of the 7-day statutory right to revoke such release and October 1, 2014, and a payment of $3,400,000 in consideration of his noncompetition and nonsolicitation agreements, payable in two equal installments on October 15, 2014 and March 1, 2015. Mr. Staton will remain entitled to indemnification by the Company pursuant to its by-laws, as well as coverage under the Company’s directors and officers liability insurance policies to the same extent as other former officers of the Company. Mr. Staton has agreed to adhere to confidentiality and non-disparagement covenants.
For additional information, see the press release furnished hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 16, 2013, issued by NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: December 16, 2013	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 31, 2013, issued by NiSource Inc.